EXHIBIT 3.78

ARTICLES OF ORGANIZATION OF JALOU FOX, LLC

Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)

[LOGO]	Domestic Limited Liability Company Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF  Ohio                                                                 Check one:            ☒ Business          ☐ Nonprofit

PARISH/COUNTY OF  Cuyahoga

1.             The name of this limited liability company is:  Jalou Fox, LLC

2.             This company is formed for the purpose of: (check one)

☒           Engaging in any lawful activity for which limited liability companies may be formed.

☐
                                                                                                (use for limiting activity)

3.             The duration of this limited liability company is for: (may be perpetual)  perpetual

4.             Other provisions:

                                                                                AL ATER

                                                                                SECRETARY OF STATE

                                                                                RECEIVED & FILED

                                                                                DATE  SEP 01 2005

                                                Signatures

                                                /s/ Christopher S.W. Blake
                                                                Christopher S.W. Blake, Esq., authorized representative

On this 26 day of August, 2005, before me, personally appeared Christopher S.W. Blake, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed. NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

[NOTARY SEAL]	JANELLE GASBARRINO	/s/ Janelle Gasbarrino
Notary Public - State of Ohio
My Commission Expires June 24, 2007

W. Fox McKeithen Secretary of State	LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))
[LOGO]

1.             The name of this limited liability company is: Jalou Fox, LLC

2.                                       The location and municipal address, not a post office box only, of this limited liability company’s registered office:

40249 Highway 16, Denham Springs, LA 70726

3.                                       The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

CT Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

4.                                       The names and municipal addresses, not a post office box only, of the first managers, or the members:

Gameco Holdings, Inc., Sole Member, 10515 Colonial Downs Parkway, New Kent, VA 23124

To be signed by each person who signed the articles of organization:

/s/ Christopher S.W. Blake
Christopher S.W. Blake, Esq., authorized representative

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

/s/ Diane Stout
Diane Stout, Asst. Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date: August 29, 2005

[NOTARY SEAL]	/s/ Rita R. Palmer	RITA R. PALMER
	Notary	NOTARY PUBLIC - STATE OF OHIO
Recorded in Lorain County
My commission expires Aug. 8, 2010

Al Ater Secretary of State	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S. 12:1308)

[LOGO]	Enclose $25 filing fee Domestic Limited Liability Company Make remittance payable to Secretary of State Do Not Send Cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

Limited Liability Company Name:  JALOU FOX, LLC

CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the above named limited liability company has authorized a change in the location of its registered office. The new registered office is located at: 1869 Mills Highway, Breaux Bridge, Louisiana 70517

/s/ Reid M. Smith	11/3/2005
To be signed by a member or manager	Date
Reid M. Smith, Manager

CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the above named limited liability company has authorized the change of its registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows:

To be signed by a manager or member	Date

AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named limited liability company.

Registered Agent(s)

Sworn to and subscribed before me, the undersigned Notary Public, on this date:

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

Notary Signature

AL ATER
SECRETARY OF STATE
RECEIVED & FILED
DATE NOV 14, 2005